Exhibit 10.5
Execution Version
OMNIBUS AMENDMENT AND ASSIGNMENT, ASSUMPTION AND RESIGNATION AGREEMENT
THIS OMNIBUS AMENDMENT AND ASSIGNMENT, ASSUMPTION AND RESIGNATION AGREEMENT, dated as of June 8, 2018 (this “Agreement”), is made by and among:
(1)    ALLIANCE LAUNDRY EQUIPMENT RECEIVABLES TRUST 2015-A, a Delaware statutory trust (the “Issuer”);
(2)    ALLIANCE LAUNDRY SYSTEMS LLC, a Delaware limited liability company (“ALS”), individually and as the ALS servicer (the “ALS Servicer”);
(3)    ALLIANCE LAUNDRY EQUIPMENT RECEIVABLES 2015 LLC, a Delaware limited liability company (“ALER”);
(4)    NATIXIS, NEW YORK BRANCH (“Natixis”), as administrative agent for the Note Purchasers (in such capacity, the “Exiting Administrative Agent”) and as a funding agent;
(5)    PNC BANK, NATIONAL ASSOCIATION (“PNC”), as an assuming note purchaser, as an assuming committed purchaser, as a funding agent, and as the successor administrative agent (in such capacity, the “Successor Administrative Agent”);
(6)    VERSAILLES ASSETS LLC (“Versailles”), as an assigning note purchaser and as an assigning committed purchaser;
(7)    FIFTH THIRD BANK (“Fifth Third”), as an assuming note purchaser, as an assuming committed purchaser and as a funding agent;
(8)    BMO CAPITAL MARKETS CORP. (“BMO Corp.”), as a funding agent;
(9)    FAIRWAY FINANCE COMPANY, LLC (“Fairway”), as an assuming note purchaser;
(10)    BANK OF MONTREAL (“BMO”), as an assuming committed purchaser;
(11)    THE BANK OF NOVA SCOTIA (“Scotia”), as an assigning committed purchaser and as a funding agent;
(12)    LIBERTY STREET FUNDING LLC (“Liberty Street”), as an assigning note purchaser; and
(13)    THE BANK OF NEW YORK MELLON, a New York banking corporation, as indenture trustee (the “Indenture Trustee”).
WHEREAS:

(A)    ALER and ALS are party to that certain Purchase Agreement, dated June 12, 2015 (as amended, restated, supplemented or modified through the Effective Date, the “Purchase Agreement”);
(B)    ALS, as originator, the ALS Servicer, ALER and the Issuer are party to that certain Pooling and Servicing Agreement, dated June 12, 2015 (as amended by that certain First Amendment to Pooling and Servicing Agreement, dated as of August 26, 2015, that certain Second Amendment to Pooling and Servicing Agreement, dated as of January 21, 2016 and that certain Second Omnibus Amendment, dated as of May 5, 2017, and as further amended, restated, supplemented or otherwise modified through the Effective Date, the “PSA”);
(C)    The Issuer and the Indenture Trustee are party to that certain Indenture, dated June 12, 2015 (as amended by that certain Second Omnibus Amendment, dated as of May 5, 2017, and as further amended, restated, supplemented or otherwise modified through the Effective Date, the “Indenture”);
(D)    The Issuer, the ALS Servicer, ALER, the Exiting Administrative Agent and the note purchasers and funding agents party thereto are party to that certain Note Purchase Agreement, dated June 12, 2015 (as amended by that certain Second Omnibus Amendment, dated as of May 5, 2017 and as further amended, restated, supplemented or otherwise modified through the Effective Date, the “NPA” and, together with the Purchase Agreement, the PSA and the Indenture, the “Transaction Documents”);
(E)    The parties to the Transaction Documents wish to amend the Transaction Documents as set forth herein;
(F)    The Issuer, ALER and ALS wish to exercise their respective rights to call the Receivables and redeem the Receivables Notes pursuant to the amendments set forth herein;
(G)    Certain note purchasers and committed purchasers wish to transfer all of their respective rights and obligations under the Transaction Documents solely with respect to the Equipment Loans; and
(H)    The Exiting Administrative Agent desires to resign as Administrative Agent under the Transaction Documents and the other Basic Documents and the parties hereto (other than the Exiting Parties) desire to appoint the Successor Administrative Agent as the successor Administrative Agent under the Transaction Documents and the other Basic Documents.
NOW IT IS HEREBY AGREED:
1.    DEFINITIONS AND INTERPRETATION

Interpretation
In this Agreement and in the recitals hereto terms defined and references construed in this Agreement shall, unless otherwise defined in this Agreement, have the same meaning and construction as in Appendix A to the PSA.
For the avoidance of doubt, notwithstanding Section 7 and except as expressly stated herein, no Section of this Agreement shall become effective until the immediately preceding Section has become effective.
Definitions
In this Agreement:
“Assignors” means Natixis, Versailles, Scotia and Liberty Street, as Equipment Asset Note Purchasers and Committed Purchasers, as applicable.
“Assignees” means PNC, Fifth Third, BMO and Fairway, as Equipment Asset Note Purchasers and Committed Purchasers, as applicable.
“Exiting Parties” means Natixis, Versailles, Scotia and Liberty Street, as Equipment Asset Note Purchasers and Committed Purchasers, as applicable.
“PNC Funding Agent” means PNC.
2.    OMNIBUS AMENDMENT TO THE PURCHASE AGREEMENT, THE PSA AND THE INDENTURE
2.1    Amendment to Purchase Agreement. Article IX of the Purchase Agreement is hereby amended by inserting a new Section 9.17 at the end thereof to read as follows:
“SECTION 9.17    Termination Call. Following the occurrence of the Receivables Termination Call (as defined in the Pooling and Servicing Agreement), the Seller may repurchase all (but not part) of the Receivables and Related Assets with respect thereto, for an amount equal to the fair market value of such Receivables.”.
2.2    Amendments to PSA. The PSA is hereby amended as follows:
(a)    Article X of the PSA is hereby amended by inserting a new Section 10.03 at the end thereof to read as follows:
“SECTION 10.03    Termination Call. On the Receivables Call Date, the Transferor may repurchase all (but not part) of the Receivables and Related Assets with respect thereto, for an amount equal to the fair market value of such Receivables. The proceeds of the Receivables Termination Call shall not be less than the sum of the then unpaid principal balance of the then outstanding

Receivables, together with the accrued interest thereon and all other amounts required to be paid with respect thereto.”.
(b)    The definition of “Distribution Date” in Appendix A to the PSA is hereby amended by inserting the following language at the end thereof: “, and the date of the distribution of the proceeds of any Receivable Termination Call”.
(c)    The definition of “Receivables Available Amount” in Appendix A to the PSA is hereby amended by (i) replacing the text “and (6)” where it appears therein with the text “, (6)” in its place, and (ii) inserting the following language at the end thereof: “and (7) all proceeds from the exercise of a Receivables Termination Call made pursuant to Section 10.4 of the Indenture”.
(d)    Appendix A to the PSA is hereby amended by adding the following definitions in the appropriate alphabetical sequence:
“Receivables Call Date: June 8, 2018.
Receivables Termination Call: The exercise by the Transferor of a call with respect to the Receivables made on the Receivables Call Date pursuant to Section 10.03.”.
2.3    Amendments to the Indenture. The Indenture is hereby amended as follows:
(a)    Section 3.10(b) of the Indenture is hereby amended by replacing the text “Except pursuant to Section 10.1” where it appears therein with the text “Except pursuant to Section 10.1 or 10.4” in its place.
(b)    The introduction to Section 8.2(e)(i) of the Indenture is hereby amended and restated in its entirety to read as follows:
“On each Business Day on which no Event of Default or Rapid Amortization Event is then continuing (other than the two Business Days immediately preceding the Receivables Call Date, if, on or prior to the Receivables Call Date, (x) the Transferor has given irrevocable notice to the Issuer that it will exercise the Receivables Termination Call on the Receivables Call Date and (y) the Seller has given irrevocable notice that, following the occurrence of the Receivables Termination Call, it will repurchase the Receivables and Related Assets from the Transferor on the Receivables Call Date pursuant to Section 9.17 of the Purchase Agreement), the Indenture Trustee shall distribute all amounts on deposit in the Receivables Collection Account (excluding the amounts consisting of the Carrying Cost Reserve pursuant to Section 6.04 of the Pooling and Servicing Agreement) to the following Persons in the following order of priority:”.
(c)    Article X of the Indenture is hereby amended by inserting a new Section 10.4 at the end thereof to read as follows:

“SECTION 10.4    Termination Call. On the Receivables Call Date, the Transferor may, as provided in Section 10.03 of the Pooling and Servicing Agreement, repurchase all (but not part) of the Receivables and Related Assets, for an amount equal to the fair market value of such Receivables. Immediately upon receipt by the Issuer of the proceeds of the Receivable Termination Call, the Indenture Trustee, in accordance with a written direction and calculations prepared for such purpose by the Servicer, shall distribute such proceeds, together with all other amounts in the Designated Accounts, in accordance with the applicable provisions of Section 8.2(e), as if the date of such distribution were the Final Scheduled Distribution Date for the Receivables Notes.
(d)    Section 12.1(b)(i) of the Indenture is hereby amended by replacing the text “property or securities pursuant to Sections 3.21, 8.2, 8.4 and 10.1 of this Indenture” where it appears therein with the text “property or securities pursuant to Sections 3.21, 8.2, 8.4, 10.1 and 10.4 of this Indenture” in its place.
2.4    Consents.
(a)    By executing this Agreement, each of the Noteholders has consented to the amendments to the Transaction Documents set forth in this Section 2.
(b)    Pursuant to Section 9.1(a) of the Purchase Agreement, Section 11.01 of the PSA and Section 9.2 of the Indenture, each of the parties hereto agrees, as to itself only, that all notices required to be delivered to it and all consents required to be given by it in connection with this Agreement have been provided, or in the alternative, have been waived, and each such party hereby consents to the terms of the amendments to the Transaction Documents contained in this Agreement.
2.5    Noteholder Direction. The Noteholders hereby direct the Indenture Trustee to execute this Agreement, a Notice of Amendment in the form attached hereto as Exhibit A (the “Notice of Amendment”) and, following the payment in full of the Receivables Notes and of all other amounts due and payable by the Issuer under the Indenture with respect to the Receivables as set forth on Exhibit B (collectively, the “Receivables Payoff Amount”) on the date hereof, a Collateral Release in the form attached hereto as Exhibit C (the “Collateral Release”).
2.6    Issuer Order. Pursuant to Section 9.2 of the Indenture, the Issuer hereby authorizes and directs the Indenture Trustee to execute this Agreement and, when the Receivables Notes and all other amounts due and payable by the Trust under the Indenture with respect to the Receivables have been paid in full, the Collateral Release.
2.7    Direction to Owner Trustee. ALER, as sole Registered Owner under the Trust Agreement, and the Successor Administrative Agent pursuant to Section 4.2(d) of the Trust Agreement, hereby (a) direct the Owner Trustee to execute this Agreement and (b) waive any right to receive prior notice under the Trust Agreement and the other Basic Documents of the amendments contemplated hereby.
3.    NOTICE OF RECEIVABLES CALL

3.1    Pursuant to Section 10.03 of the PSA, ALER hereby gives the Issuer irrevocable notice that it will exercise the Receivables Termination Call on the Receivables Call Date.
3.2    ALS hereby gives ALER irrevocable notice that, following the occurrence of the Receivables Termination Call (as defined in the PSA), ALS will repurchase all of the Receivables and Related Assets from ALER on the Receivables Call Date (as defined in the PSA), in accordance with Section 9.17 of the Purchase Agreement.
4.    AMENDMENTS TO NPA
Upon the exercise by ALER and ALS of the Receivables Termination Call on the Receivables Call Date as contemplated by Section 3, and the repurchase of the Receivables with respect thereto, the NPA shall be amended as follows:
4.1    The definition of “Equipment Asset Facility Limit” in Section 1.1 of the NPA shall be amended by replacing the text “$430,000,000” where it appears therein with the text “$400,000,000” in its place.
4.2    The Commitments and Maximum Purchase Amounts of the Equipment Asset Note Purchasers thereunder shall be reduced as set forth in the chart below:

Equipment Asset Note Purchaser	Commitment & Maximum Purchase Amount

Versailles Assets LLC	$130,000,000
Fifth Third Bank	$90,000,000
Fairway Finance Company, LLC	$90,000,000
The Bank of Nova Scotia	$90,000,000
5.    TRANSFER
5.1    At or before 2:00 p.m., New York time, on the Effective Date, each Assignee shall pay to each Assignor (other than any Assignor that is an Assignee), in immediately available funds, an amount equal to the purchase price, as agreed between such Assignor and such Assignee (the “Purchase Price”), of the portion of the outstanding Equipment Asset Note Principal Balance under the Equipment Asset Note owned by such Assignor (such Assignee’s “Assignment Percentage”) that is being assigned to such Assignee (which Purchase Price shall be set forth on Exhibit D). Effective upon receipt by each Assignor of the applicable Purchase Price from the applicable Assignee, such Assignor hereby irrevocably sells, assigns and transfers to the applicable Assignee, without recourse, representation or warranty (except as set forth in Section 5.8), and such Assignee hereby irrevocably purchases, takes and assumes from the applicable Assignor, such Assignee’s Assignment Percentage of (i) the presently outstanding Equipment Asset Note Principal Balance under the Equipment Asset Note~~s~~ owned by such Assignor, together with all instruments, documents and collateral security pertaining thereto, and (ii) the Purchaser Percentage of such Assignor with respect to the Equipment Asset Facility Amount and the other rights and duties of such Assignor under the NPA. With respect to any Assignor or Assignee in its capacity as a Committed Purchaser, if applicable, effective upon the

Effective Date, each Assignor hereby irrevocably sells, assigns, and transfers to the applicable Assignee, without recourse, representation or warranty (except as set forth in Section 5.8), and each Assignee hereby irrevocably purchases, takes and assumes from the applicable Assignor, the Assignee’s Assignment Percentage of such Assignor’s Commitment, and other rights, duties and obligations of such Assignor under the NPA. The transfer under this Section 5 is intended by the parties hereto to effect a purchase by the Assignees and a sale by the Assignors of interests in the Equipment Asset Notes, and it is not to be construed as a loan or a commitment to make a loan by the Assignees to the Assignors. Unless otherwise paid pursuant to this Section 5.1 by the Assignees, the Issuer shall pay to each Assignor, in immediately available funds, all interest, fees and other amounts accrued and owing to such Assignor under the NPA or otherwise in respect of the Equipment Asset Notes as of the Effective Date.
5.2    Upon and after the Effective Date, the Purchaser Percentage and Commitment of, and the Equipment Asset Note Principal Balance under each Equipment Asset Note owned by, each Assignor and each Assignee shall be as set forth in Exhibit D.
5.3    Each Assignor has made arrangements with the applicable Assignee with respect to (i) the portion, if any, to be paid, and the date or dates for payment, by such Assignor to such Assignee of any fees heretofore received by such Assignor pursuant to the NPA prior to the Effective Date and (ii) the portion, if any, to be paid, and the date or dates for payment, by each Assignee to the applicable Assignor of fees or interest received such Assignee pursuant to the NPA or otherwise in respect of the Equipment Asset Notes from and after the Effective Date.
5.4    All principal payments that would otherwise be payable from and after the Effective Date to or for the account of the Assignors in respect of the Equipment Asset Notes shall, instead, be payable to or for the account of the applicable Assignors and Assignees in accordance with their respective interests as reflected in this Agreement.
5.5    All interest, fees and other amounts that would otherwise accrue for the account of the Assignors from and after the Effective Date pursuant to the NPA or in respect of the Equipment Asset Notes shall, instead, accrue for the account of, and be payable to or for the account of, the applicable Assignors and Assignees in accordance with their respective interests as reflected in this Agreement. In the event that any amount of interest, fees or other amounts accruing prior to the Effective Date was included in the Purchase Price paid by the Assignees, the Assignors and the Assignees will make appropriate arrangements for payment by the applicable Assignor to the applicable Assignee of such amount upon receipt thereof from the applicable Funding Agent.
5.6    Concurrently with the execution and delivery of this Agreement, each of PNC and BMO will deliver to the applicable Funding Agent of its Purchaser Group, ALER and the Issuer an executed Investment Letter in the form of Exhibit D to the Indenture and the forms, if any, required by Section 2.4(c) of the NPA.
5.7    Each of the Issuer, the Assignors and the Assignees agrees and acknowledges that (i) at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Agreement, and (ii) the Funding Agents shall apply each payment made to it under the NPA, whether in its individual capacity or as a Funding Agent, in accordance with the provisions of the NPA, as appropriate.
5.8    By executing and delivering this Agreement, each Assignor and each Assignee confirm to and agree with each other, the Funding Agents and the other Equipment Asset Note Purchasers as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, no Assignor makes any representation or warranty nor assumes any responsibility with respect to any statements, warranties or representations made in or in connection with the NPA or the Basic Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the NPA or any other instrument or document furnished pursuant thereto; (ii) no Assignor makes any representation or warranty nor assumes any responsibility with respect to the Issuer, the financial condition of the Equipment Assets, ALS, ALER or the Indenture Trustee, or the performance or observance by the Issuer, ALS, ALER or the Indenture Trustee of any of their respective obligations under the NPA or any Basic Document or any other instrument or document furnished pursuant hereto; (iii) each Assignee confirms that it has received a copy of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (iv) each Assignee will, independently and without reliance upon the Administrative Agent, any Funding Agent, any Assignor or any other Equipment Asset Note Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the NPA or the Basic Documents; (v) each Assignee appoints and authorizes its Funding Agent and the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the NPA and the Basic Documents as are delegated to the Funding Agent or the Administrative Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Section 6.1 of the NPA; and (vi) each Assignee agrees (for the benefit of each Assignor, the Administrative Agent, the Funding Agents, the Equipment Asset Note Purchasers, the Indenture Trustee, the ALS Servicer, ALER and the Issuer) that it will perform in accordance with their terms all of the obligations which by the terms of the NPA are required to be performed by it as an Equipment Asset Note Purchaser, a Committed Purchaser and a Funding Agent, as applicable.
5.9    Exhibit D hereto sets forth the revised Purchaser Percentage and the revised Commitment of each Assignor and each Assignee.
5.10    On the Effective Date, after giving effect to Sections 2, 3 and 4, (i) PNC shall be an Equipment Asset Note Purchaser party to the NPA for all purposes thereof as an Equipment Asset Note Purchaser, as a Committed Purchaser and as a Funding Agent thereunder, (ii) BMO shall be an Equipment Asset Note Purchaser party to the NPA for all purposes thereof as an Equipment Asset Note Purchaser and as a Committed Purchaser and (iii) each Assignor shall, to the extent provided in this Agreement, relinquish its rights and be released from all of its obligations under the Basic Documents.
5.11    The parties hereto hereby agree that this Section 5 shall constitute a “Transfer Supplement” under and as defined in the NPA.
6.    RESIGNATION

6.1    The Exiting Administrative Agent, with the consent of the parties hereto, hereby resigns as Administrative Agent under the NPA, effective as of the Effective Date.
6.2    Each Note Purchaser party hereto (other than the Exiting Parties) hereby appoints the Successor Administrative Agent as the Administrative Agent under the NPA (the “Appointment”), effective as of the Effective Date.
6.3    The Successor Administrative Agent hereby accepts its appointment as Administrative Agent under the NPA and accepts the rights, powers, duties and obligations of the Administrative Agent under the NPA and the Basic Documents, upon the terms and conditions set forth therein, with like effect as if originally named as the Administrative Agent under the NPA; provided, however, that the Successor Administrative Agent shall not be liable for any actions taken or omitted to be taken by the Exiting Administrative Agent or otherwise prior to the effectiveness of the Appointment on the Effective Date.
6.4    Each of the Issuer, ALER and ALS hereby voluntarily and knowingly releases and forever discharges the Exiting Administrative Agent and its predecessors, agents, directors, officers and employees, from all possible claims, demands, actions, causes of action, damages, costs, or expenses, and liabilities whatsoever existing or arising or with respect to the Basic Documents, known or unknown, anticipated or unanticipated, suspected or unsuspected, fixed, contingent, or conditional, at law or in equity, and irrespective of whether any such claims, demands, actions, causes of action, damages, costs, expenses or liabilities arise out of contract, tort, violation of law or regulations, or otherwise, including the exercise of any rights and remedies under the Basic Documents.
7.    CONDITIONS TO EFFECTIVENESS
This Agreement shall be effective upon the date (the “Effective Date”) on which (a) the Issuer or ALS shall have paid to Mayer Brown, LLP, as counsel to the Exiting Administrative Agent, for all outstanding legal fees previously invoiced to the Issuer or ALS for professional services rendered to the Exiting Administrative Agent prior to the Effective Date, and (b) the Successor Administrative Agent shall have received:
7.1    executed counterparts of this Agreement executed by the parties hereto;
7.2    executed counterparts of the Notice of Amendment, delivered by the Indenture
Trustee to the Rating Agencies;
7.3    executed counterparts of the Officer’s Certificate and Opinion of Counsel relating to this Agreement, delivered by the Issuer to the Indenture Trustee;
7.4    executed counterparts of the Collateral Release;
7.5    executed counterparts of the Acknowledgement of Receivables Payoff, delivered by the Indenture Trustee to the Rating Agencies; and
7.6    executed counterparts of one or more Bills of Sale relating to the Receivables Termination Call, among the Issuer, ALER and ALS.

8.    FURTHER ASSURANCES
For the period commencing on the Effective Date and ending on the one year anniversary of the Effective Date, the Exiting Administrative Agent shall from time to time at the reasonable request and sole expense of ALS, execute and deliver such additional documents, instruments and conveyances, and take such other actions and do such other things, as may be reasonably necessary or desirable to carry out the provisions of Section 6 and give effect to the resignation of the Exiting Administrative Agent hereunder.
9.    COUNTERPARTS
This Agreement may be executed in any number of counterparts (in electronic or manual form), each of which when so executed shall be deemed to be an original, but all of such shall together constitute but one and the same agreement.
10.    LIMITED RECOURSE; NO PROCEEDINGS
The provisions of Section 8.12 of the NPA shall apply to this Agreement, mutatis mutandis, as if the same were set out in full in this Agreement.
11.    GOVERNING LAW AND JURISDICTION
(a)    Choice of Law
THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
(b)    Consent to Jurisdiction
Each of the parties hereto hereby irrevocably and unconditionally (i) submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court in New York County or federal court of the United States of America for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment arising out of or relating to this Agreement; (ii) agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, federal court; (iii) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; (iv) consents that any such action or proceeding may be brought in such courts and waives any objection it may now or hereafter have to the laying of venue of any such action or proceeding in any such court and any objection it may now or hereafter have that such action or proceeding was brought in an inconvenient court, and agrees not to plead or claim the same; (v) consents to service of process in the manner provided for notices in Section 8.2 of the NPA (provided that, nothing in this Agreement shall affect the right of any such party to serve process in any other manner permitted by law); and (vi) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any such action or proceeding any special, exemplary, punitive or consequential damages.

(c)    Waiver of Jury Trial
EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF SUCH PARTY.
12.    INDENTURE TRUSTEE LIABILITY
The Indenture Trustee shall not be responsible for the validity or sufficiency of this Agreement. In acting hereunder, the Indenture Trustee shall have the benefit of all the rights, protections and immunities granted to it under the Indenture, all of which are incorporated herein mutatis mutandis.
[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers or attorneys-in-fact as of the date first written above.

ALLIANCE LAUNDRY EQUIPMENT RECEIVABLES TRUST 2015-A

By:	Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee

By: /s/ Erwin M. Soriano
Name:	Erwin M. Soriano
Title:	Vice President
Omnibus Agreement

ALLIANCE LAUNDRY SYSTEMS LLC

By: /s/ Todd M. Rice
Name: Todd M. Rice
Title: Vice President, Treasurer, and Assistant Secretary
Omnibus Agreement

ALLIANCE LAUNDRY EQUIPMENT RECEIVABLES 2015 LLC

By: /s/ Todd M. Rice
Name: Todd M. Rice
Title: President
Omnibus Agreement

NATIXIS, NEW YORK BRANCH

By: /s/ Terrence Gregersen
Name: Terrence Gregersen
Title: Executive Director

By: /s/ Chad Johnson
Name: Chad Johnson
Title: Managing Director
Omnibus Agreement

VERSAILLES ASSETS LLC

By: /s/ Damian A Perez
Name: Damian A Perez
Title: Vice President
Omnibus Agreement

FIFTH THIRD BANK

By: /s/ Andrew D. Jones
Name:	Andrew D. Jones
Title:	Director
Omnibus Agreement

BMO CAPITAL MARKETS CORP.

By: /s/ Matthew Peters
Name:	Matthew Peters
Title:	Managing Director
Omnibus Agreement

THE BANK OF NOVA SCOTIA

By: /s/ Mauricio Saishio
Name: Mauricio Saishio
Title: Director
Omnibus Agreement

LIBERTY STREET FUNDING LLC

By: /s/ Kevin J. Corrigan
Name: Kevin J. Corrigan
Title: Vice President
Omnibus Agreement

PNC BANK, NATIONAL ASSOCIATION

By: /s/ Roger Yuen
Name: Roger Yuen
Title: Senior Vice President
Omnibus Agreement

THE BANK OF NEW YORK MELLON, not in its individual capacity but solely as Indenture Trustee

By: /s/ Esther Antoine
Name:	Esther Antoine
Title:	Vice President
Omnibus Agreement